SECOND AMENDMENT TO THE
CUSHING® MUTUAL FUNDS TRUST
TRANSFER AGENT SERVICING AGREEMENT

    This Second Amendment, effective as of the last date on the signature block, to the Transfer Agent Servicing Agreement, dated as of December 8, 2017, as amended (the “Agreement”), is entered into by and between Cushing® Mutual Funds Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

    WHEREAS, the parties have entered into the Agreement;

    WHEREAS, the parties have agreed to update the fee schedule, and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit C is superseded and replaced in its entirety with the Amended Exhibit C attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

CUSHING® MUTUAL FUNDS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ John Alban	By:	/s/ Anita Zagrodnik
Name:	John Alban	Name:	Anita Zagrodnik
Title:	CEO, Cushing Asset Mgmt	Title:	Senior Vice President
Date:	8/6/21	Date:	8/6/2021

Amended Exhibit C to the
Transfer Agent Servicing Agreement

Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
$ […] Base Fee per CUSIP- for first CUSIP in Fund Complex
$ […] Each additional class CUSIP in Fund Complex
$ […] per open account
$ […] per closed account - Closed (zero balance) Accounts
$ […] per open account - Daily Accrual Fund Accounts
Annual Basis Point Fee per Fund Complex
Basis Points
[…] on the first $ […] million
[…] on the next $ […] million
[…] on the balance
Services Included in Annual Basis Point Fee
■Telephone Calls
■Voice Response Calls
■Manual Shareholder Transaction & Correspondence
■Omnibus Account Transaction
■Daily Valuation/Manual 401k Trade
■Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
■NSCC System Interface
■Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
■Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
■12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Chief Compliance Officer Support Fee*
$[…] per year per fund complex - per service
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.
Transfer Agent & Shareholder Services (Additional Services Fee Schedule)
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
■$ […] per qualified plan account or Coverdell ESA account (Cap at $[…] per SSN)
■$ […] per transfer to successor trustee
■$ […] per participant distribution (Excluding SWPs)
■$ […] per refund of excess contribution
■$ […] per reconversion/recharacterization
Additional Shareholder Paid Fees
■$ […] per outgoing wire transfer or overnight delivery
■$ […] per telephone exchange
■$ […] per return check or ACH or stop payment
■$ […] per statement year requested per account (This fee applies to research requests for statements older than the prior year)
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.

■Account inquiry
•$ […] per event Inquiry
•$ […] per month per ID Vision ID

*Vision ID and event charges also apply.
■Threatmetrix Services: MFA Annual Product Fee
•$ […] Monthly, $ […] Annually - Below 1,000 IDs
•$ […] Monthly, $ […] Annually - 1000-3450 IDs
•$ […] Monthly, $ […] Annually - 3451 IDs and above
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
■$ [..] per Email

Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
Additional Data Delivery Services
■Ad Hoc/Power Select File Development
•$ […] per file Standard ad-hoc select

•$ […] per hour consultation and programming development for Custom coded data for recurring, scheduled delivery
•$ […] per file per month for recurring files/reports scheduled for delivery via Report Source - Support Charges
•Recurring files scheduled for delivery via Report Source.
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
■$ […] per direct open account per year
Literature Fulfillment Services

■Inbound Tele servicing Only
•$ […] per month Account Management (OR)
•$ […] per call, Call Servicing
MARS Sales Reporting & Compliance Services
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume
•0 - 5K         $ […]      5K - 7.5K $ […]
•7.5K - 10K    $ […]      10K - 15K    $ […]
•15K - 20K    $ […]      20K - 40K    $ […]
•40K - 60K    $ […]      60K - 80K    $ […]
•80K - 100K    $ […]      100K - 120K    $ […]
•120K - 140K    $ […]      140K - 160K    $ […]
•160K - 180K    $ […]      180K - 200K    $ […]
•200K - 220K    $ […]      220K - 240K    $ […]
•240K - 260K    $ […]      260K - 280K    $ […]
•280K - 300K    $ […]      300K - 320K    $ […]
•320K - 340K    $ […]      340K - 360K    $ […]
•360K - 380K    $ […]      380K - 400K    $ […]
•400K - 420K    $ […]      420K - 440K    $ […]
•440K - 460K    $ […]      460K - 480K    $ […]
•480K - 500K    $ […]      500K - 520K    $ […]
•520K - 540K    $ […]      540K - 560K    $ […]
•560K - 580K    $ […]      580K - 600K    $ […]
•600K - 620K    $ […]      620K - 640K    $ […]
•640K - 660K    $ […]      660K - 680K    $ […]
•680K - 700K    $ […]      700K - 720K    $ […]
•720K - 740K    $ […]      740K - 760K    $ […]
•760K - 780K    $ […]      780K - 800K    $ […]
•800K - 820K    $ […]      820K - 840K    $ […]
•840K - 860K    $ […]      860K - 880K    $ […]
•880K - 900K    $ […]      900K - 920K    $ […]
•920K - 940K    $ […]      940K - 960K    $ […]
•960K - 980K    $ […]      980K - 1M    $ […]
MARS Lite Implementation Cost - Eligibility Based on AUM and Transaction Size
■$ […] - MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees)
■$ […] MARS Sales & Compliance Reporting
■$ […] MARS Sales Reporting Only
■$ […] MARS 22c-2 Compliance Only

Once an AUM of $ […] has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.
Includes enhanced services up to 20 hours per month of support services: •    File import assistance •    Data scrubbing •    Cleaning of firm, office and rep information •    Database query requests •    Business requirements analysis •    Three dealer interfaces •    Storage allocation includes initial […]GB of data Each additional interface is $ […] per month Additional Support hours are $[…]/hr
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume
•0 - 5K         $ […]      5K - 7.5K $ […]
•7.5K - 10K    $ […]      10K - 15K    $ […]
•15K - 20K    $ […]      20K - 40K    $ […]
•40K - 60K    $ […]      60K - 80K    $ […]
•80K - 100K    $ […]      100K - 120K    $ […]
•120K - 140K    $ […]      140K - 160K    $ […]
•160K - 180K    $ […]      180K - 200K    $ […]
•200K - 220K    $ […]      220K - 240K    $ […]
•240K - 260K    $ […]      260K - 280K    $ […]
•280K - 300K    $ […]      300K - 320K    $ […]
•320K - 340K    $ […]      340K - 360K    $ […]
•360K - 380K    $ […]      380K - 400K    $ […]
•400K - 420K    $ […]      420K - 440K    $ […]
•440K - 460K    $ […]      460K - 480K    $ […]
•480K - 500K    $ […]      500K - 520K    $ […]
•520K - 540K    $ […]      540K - 560K    $ […]
•560K - 580K    $ […]      580K - 600K    $ […]
•600K - 620K    $ […]      620K - 640K    $ […]
•640K - 660K    $ […]      660K - 680K    $ […]
•680K - 700K    $ […]      700K - 720K    $ […]
•720K - 740K    $ […]      740K - 760K    $ […]
•760K - 780K    $ […]      780K - 800K    $ […]
•800K - 820K    $ […]      820K - 840K    $ […]
•840K - 860K    $ […]      860K - 880K    $ […]
•880K - 900K    $ […]      900K - 920K    $ […]
•920K - 940K    $ […]      940K - 960K    $ […]
•960K - 980K    $ […]      980K - 1M    $ […]